Exhibit 1.1

For Ministry Use Only
A l'usage exclusif de ministere
Ministry of Consumer and
Ontario Business Services
CERTIFICATE
This is to certify that those articles are effective on June 21 , 2004

ARTICLES OF AMENDMENT
Form 3
Business
Corporations	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Act
TM BIOSCIENCE CORPORATION

	2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)

	3.	Date of incorporation/amaigamation

1980 12 19

	4.	Complete only if there is a change in the number of directors or the minimum/maximum number of directors.

Number of directors is/are: or minimum and maximum number of directors us/are.

Number or minimum or maximum

	5.	The articles of the corporation are amended as follows: (a) the authorized capital of the Corporation is altered by consolidating all of the issued and outstanding common shares of the Corporation without par value on the basis of one (1) post-consolidation common share for every five (5) pre-consolidation common shares; and
(a) the authorized capital of the Corporation is altered by consolidating all of the issued and outstanding common shares of the Corporation without par value on the basis of one (1) post-consolidation common share for every five (5) pre-consolidation common shares; and
(b) in the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and such fraction will be rounded down to the nearest whole number.

	6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

	7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

2004, 06, 02
(Year, Month, Day)

These articles are signed in duplicate.

 Tm Bioscience Corporation

(Name of Corporation) (if the name is to be changed by these articles set out current name)

/s/ Jim Pelot	Jim Pelot, Chief Financial Officer
Jim Pelot	(Description of Office)
(Signature)	(Function)

ARTICLES OF AMENDMENT
Form 3
Business
Corporations	1.	The present name of the corporation is:
Act
TM TECHNOLOGIES CORP.

	2.	The name of the corporation is changed to (if applicable):

TM BIOSCIENCE CORPORATION

	3.	Date of incorporation/amaigamation

1980 DECEMBER 19

	4.	The articles of the corporation are amended as follows:

to change the name of the Corporation from Tm Technologies Corp. to Tm Bioscience Corporation

	5.	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

	6.	The resolution authorizing the amendment was approved by the shareholders/directors (as appli-cable) of the corporation on

1997/JULY/10
(Year, Month, Day)

These articles are signed in duplicate.

TM TECHNOLOGIES CORP.
(Name of Corporation)
By:	/s/ Jim Pelot President
(Signature) (Description of Office)

Shareholders' equity	13,021,606	(623,025)	(1,275,887)
(deficiency)................................................

ARTICLES OF AMENDMENT
Form 3
Business
Corporations	1.	The present name of the corporation is:
Act
CONSOLIDATED DASHER RESOURCES

	2.	The name of the corporation is changed to (if applicable):

TM TECHNOLGIES CORP

	3.	Date of incorporation/amaigamation

19 DECEMBER 1980

	4.	The articles of the corporation are amended as follows:

To change the name if the Corporation to TM TECHNOLOGIES CORP.

	5.	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

	6.	The resolution authorizing the amendment was approved by the shareholders/directors (as appli-cable) of the corporation on

17 DECEMBER 1992
(Year, Month, Day)

These articles are signed in duplicate.

CONSOLIDATED DASHER RESOURCES LTD
(Name of Corporation)

By:	/s/ Irwin Singer PRESIDENT
(Signature) (Description of Office)

ARTICLES OF AMENDMENT
Form 3
Business
Corporations	1.	The present name of the corporation is:
Act
DASHER RESOURCES LTD

	2.	The name of the corporation is changed to (if applicable):

CONSOLIDATED DASHER RESOURCES INC.

	3.	Date of incorporation/amaigamation

19 DECEMBER 1980

	4.	The articles of the corporation are amended as follows:

(i)	to consolidate the presently issued 7,414,415 common shares of the Corporation on the basis of one (1) "New share" for each four (4) common shares issued and outstanding, into 1,853,604 "new shares"; and
(ii)	to change the name of the Corporation to CONSOLIDATED DASHER RESOURCES INC.

5	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

6.	The resolution authorizing the amendment was approved by the shareholders/directors (as appli-cable) of the corporation on

21 JUNE 1991
(Year, Month, Day)

These articles are signed in duplicate.

DASHER RESOURCES LTD
(Name of Corporation)

By:	/s/ Irwin Singer PRESIDENT
(Signature) (Description of Office)
Irwin Singer President

ARTICLES OF AMENDMENT
Form 3
Business
Corporations	1.	The present name of the corporation is:
Act
DASHER RESOURCES LTD

	2.	The name of the corporation is changed to (if applicable):

CONSOLIDATED DASHER RESOURCES INC.

	3.	Date of incorporation/amaigamation

19 DECEMBER 1980

	4.	The articles of the corporation are amended as follows:

	(1)a)	deleting from the Articles the following provision:

"The Corporation may purchase any of its common shares out of surplus, subject to the provisions of The Business Corporations Act."

	(b)	deleting any maximum number of shares Corporation is authorized to issue.

	(2)	providing that the classes and any maximum shares that the Corporation is authorized shall be as follows:

	(a)	an unlimited number of common shares without nominal or par value; and
	(b)	an unlimited number of preference shares without nominal or par value issuable in series

	(3)	providing that the rights, privileges and conditions attaching to shares of the Corporation shall be as follows:

	(a)	the holders of the common shares shall be entitled to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote, and holders of common shares shall be entitled to one vote for each common share held and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon the dissolution of the Corporation;
	(b)	the preference shares shall have attached thereto the rights, privileges, restrictions and conditions set forth in Schedule "A"; and

	(c)	the holders of a share of a class or series shall not be entitled to vote separately as a class or series or dissent upon a proposal to o-amend the Articles of the Corporation to

i)
increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(ii)	effect an cancellation series;
(iii)	create a new class or series of shares equal or superior to the shares of such class or series.

(4)	deleting all of the objects of the Corporation stated in the Articles and removing any restriction upon the business or businesses that the Corporation may carry on or upon the powers that the Corporation may exercise.
(5) (i)	providing that the number of directors shall be a minimum of 3 and maximum of 10;

(ii)	effective upon filing of Articles of Amendment giving effect to this special resolution, the number of directors of the Corporation and the number of directors of the Corporation to be elected at each annual meeting of shareholders shall be fixed at 5 until changed by the board of directors;

(iii)	providing that the directors of the Corporation are empowered to determine by resolution the number of directors of the Corporation from time to time and the number of directors to be elected at each annual meeting of shareholders.

                                                          Schedule "A"

1.
The preference shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the issuance by the Director appointed under the Business Corporations Act, 1982 of a certificate of Amendment of Articles in respect thereof, the directors may by resolution fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, whether cumulative or non-cumulative, the date(s) and place(s) of payment thereof, the redemption, purchase for cancellation and/or conversion prices and terms and conditions of redemption, purchase and/or conversion (if any), any share purchase plan or sinking fund or other provisions and the restrictions (if any) respecting payment of dividends on any shares ranking junior to the preference shares;

2.
The preference shares of each series shall, with respect to the priority in payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up it affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these Articles, over the common shares and any other shares of the Corporation ranking junior to such preference shares as may be determined by the directors;

3.
If any cumulative dividends, whether or not earned or declared, declared non-cumulative dividends, or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate ratably in respect of accumulated cumulative dividends, declared non-cumulative dividends, and amounts payable on return of capital;

4.	The preference shares of any series may be made convertible into common shares;

5.
The holders of the preference shares shall be entitled to receive copies of the annual financial statements of the Corporation and the auditors' report thereon to be submitted to the shareholders of the Corporation at annual meetings and the holders of each series of preference shares shall have such rights to attend and vote at meetings of shareholders or restrictions on attendances or voting rights thereat as may be determined by resolution of the board of directors.

5.	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

6.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

29 JUNE 1984
(Year, Month, Day)

These articles are signed in duplicate.

DASHER RESOURCES LTD
(Name of Corporation) (Denomination sociale de la societe)

By:	/s/ Irwin Singer PRESIDENT
(Signature) (Description of Office)
Irwin Singer

DASHER RESOURCES LTD.

ARTICLES OF AMENDMENT

1. The name of the corporation is

GFY RESOURCES INC.

2. Date of  Incorporation/amalgamation                                                                                             Decmeber 19, 1980

                                           (DAY MONTH AND YEAR)

3.	THE FOLLOWING ISA CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	The Articles of the Corporation be and they are hereby amended by changing the name of the Corporation to DASHER RESOURCES LTD., or such other name as_may__be satisfactory to the Minister.
2.
Any two officers or a director and officer of the Corporation be and they are hereby authorized and directed on behalf of the Corporation to deliver Articles of Amendment to the Minister of Consumer and Commercial Relations and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing.

4.	THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND 4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.

5.	.THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHARE-HOLDERS OF THE CORPORATION ON January 19, 1981

6.	THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER
   ..

GFY RESOURCES INC.

By:	/s/ Irwin Singer
Irwin Singer
President

By:	/s/ Irwin Singer
Irwin Singer
Secretary

ARTICLES OF INCORPORATION

1. The name of the corporation is

GFY RESOURCES INC.

2. THE ADDRESS OF THE HEAD OFFICE IS

Suite 906, 101 Richmond Street West Street & Number or R.R. Number & if Multi-Office Building give Municipality of Metropolitan Toronto M5H1T1 (Name of Municipality or Post Office) (Postal Code)

(Name of Municipality, Geographical Township)                                                     in the                                                               Judicial District of York

                                                                                                                                                                            (County, District, Regional Municipality)

3. THE NUMBER OF DIRECTORS IS
                                                                                                    ONE (1)
4. THE FIRST DIRECTOR(SI)1.WARE

                                                                                                                               RESIDENCE ADDRESS, GIVING STREET & NO. OR R.R. NO
NAME IN FULL, INCLUDING ALL GIVEN NAMES                                                                             & MUNICIPALITY OR POST OFFICE AND POSTAL CODE

Irwin Singer                                                                                                                                                                    1 Green Valley Road Willowdale, Ontario, M2P 2A4

5. THE OBJECTS FOR WHICH THE CORPORATION IS INCORPORATED ARE

 (a) To acquire, own, lease, prospect for, open, explore, develop, work, improve, maintain and manage mines and mineral lands, and deposits, including oil and gas lands and deposits, and to dig for, raise, crush, wash, smelt, assay, analyze, reduce, amalgamate, refine pipe,_. convey, and otherwise treat ores, metals and minerals, includin oil and gas, whether belonging to the Corporation or not, and to _ render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein;

(b)  To take, acquire, and hold as consideration for ores, metals and minerals, including oil and gas, sold or otherwise disposed of or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other company, having objects similar in whole or in part to those. of the Corporation hereby incorporated and to sell and otherwise dispose of the same;

(c)  To carry on in all its branches the business of mining, milling, reduction and development;

(d)  To carry on business as investors, capitalists, financiers, brokers and, agents. and to undertake, carry on and execute financial, commercial, trading and other operations which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated, directly or indirectly, to enhance the value of or 'facilitate. the realization 'of or render. profitable any of the Corporation's property or rights;

(e). To purchase or otherwise acquire and hold real and personal .property and rights and in particular lands, buildings, heredit- . aments, business or industrial concerns and undertakings, mortgages, charges, contracts, concessions, franchises, annuities, patents, licences, securities, policies, bookdebts and any interest in real or personal property and any claims against such property or against. any person, firm or corporation and privileges and choses in action of all kinds;

(f)  To purchase, receive, hold, own, sell, assign, transfer, mortgage, pledge and ..otherwise acquire or dispose of shares, bonds, mortgages, debentures, notes and other securities, -obligations, contracts and evidences of indebtedness of any person, firm or corporation or association, or of any government, state, municipality or body politic; and to receive, collect and dispose of interest, dividends and income upon, of and from any of the shares, bonds, mortgages, debentures, notes, securities, obligations, contracts, evidences of indebtedness and other property held or owned by the Corporation; and to exercise in respect of all such shares, bonds, mortgages, debentures, notes, securities, obligations, contracts, evidences of indebtedness and other property any and all the rights, powers, and privileges . of individual ownership thereof, including the right to vote thereon;

(g)  To purchase, lease or otherwise acquire, to hold, rent, operate, manage, develop or other use, and to sell, exchange or otherwise dispose of real property, improved or unimproved, and to mortgage the same; and to acquire, construct, operate, manage, sell or otherwise dispose of buildings and structures of all kinds;

(h)  To engage in the business of acquiring, holding, experimentin with, financing, developing, using, selling, assigning, leasing, mortgaging or otherwise disposing of letters patent of invention of Canada or of any foreign country, patents, patent rights, licences and privileges,. inventions, improvements and processes, trade marks trade names and copyrights or pending applications therefor, and the royalties, rewards and benefits thereof and therefrom;

(i)  Toenter into, make, perform and carry out contracts of every kind with any person, firm, association, corporation, private, public or municipal or body politic, and with the Government of Canada or any province thereof or. any foreign government;

(j)  To accept and fulfill, as attorney in fact, agent or other-wise, any mandate for the transaction of business, the investment of funds, the collection-of loans, rents, interest and dividends, and the issuing, making, handling and collection of debts, mortgage. .bonds, debentures,. shares, bills, notes, coupons and other securities for monies
_
(k} To-carry on the business of promoting, organizing, establishi-administering, developing, operating, managing, assisting financial: investigating and purchasing, acquiring and disposing of the shares of and otherwise dealing with any corporation, company, syndicate, enterprise or undertaking;

(l) Toprocure capital, credit or other assistance for establishi? extending or reorganizing any enterprise or industry carried on or intended to be carried on by any person, firm, corporation or company;and .-

(m) To carry on any other trade or business whatsoever which can, in the opinion of the board of directors, be advantageously carried on by the Corporation in connection with or ancillary to any of the above businesses or the general business of the Corporation_

Provided, however, that it shall not be lawful for the Corporation  hereby incorporated directly or indirectly to transact or undertake any business within the meaning of The Loan and Trust Corporations Act.

And it is hereby declared that the objects specified in each of the foregoing clauses shall be regarded as independent objects and accordingly shall in no way be, limited or restricted (except where otherwise expressed in such clauses) by reference to or inference from the terms of any other clause or the name of the Corporation, but may be exercised in as full a manner and construed in as wide a sense as if each of the said clauses defines the objects of a separate corporation.

6. THEAUTHORIZED CAPITAL IS to be divided into Ten Million (10,000,000) common shares without par value.

7. THE DESIGNATIONS, PREFERENCES, RIGHTS, CONDITIONS, RESTRICTIONS, LIMITATIONS OR PROHIBITIONS ATTACHING TO THE SPECIAL SHARES, IF ANY, ARE NIL

8. THE RESTRICTIONS, IF ANY, ON THE ALLOTMENT, ISSUE' OR TRANSFER OF SHARES ARE NIL .

9. THE SPECIAL PROVISIONS,IF ANY, ARE

(a) The Corporation may purchase any of its common shares out of surplus, subject tO. the provisions of The Business Corporations Act.

10. THE SHARES, IF ANY, TO BE TAKEN BYTHE INCORPORATORS ARE NIL.

INCORPORATORS FULL NAMES, INCLUDING ALL GIVEN NAMES                     NUMBER OF SHARES                CLASS DESIGNATION AMOUNT                       TO BE PAID

11. THE-NAMES AND RESIDENCE ADDRESSES OF THE INCORPORATORS

FULL NAMES, INCLUDING ALL GIVEN NAMES                                                                                                   FULL RESIDENCE ADDRESS GIVING
                                                                                                                    STREET & NO. OR R.R. NO., MUNICIPALITY
                                                                                                                   OR POST OFFICE AND POSTAL CODE

Irwin Singer                                                                                                                                                               1 Green Valley Road Willowdale, Ontario M2P 1A4

THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVER TOT E MINISTER

Irwin Singer	SIGNATURES OF INCORP0RATORS	/S/ Irwin Singer
Irwin Singer